STEVENSON & COMPANY CPAS LLC A PCAOB Registered Accounting Firm	10727 Pictorial Park Dr. Tampa, Fl. 33647 (813) 361-5741

Exhibit 16.1

March 10, 2017

U.S. Securities and Exchange Commission

100 F. Street, NE

Washington, CA 20549

Dear Sir or Madam:

We have read Item 4.01 of Grasshopper Staffing, Inc.’s (the Company) Form 8-K dated March 10, 2017 and agree with the statements relating to our Firm contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Sincerely,

/s/ Stevenson & Company

Stevenson & Company CPAS LLC

PCAOB Registered
AICPA Member